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                                                                Exhibit 10.1(c)
                                                                Plexus 1997 10-K

                            SUPPLEMENTAL EXECUTIVE
                             RETIREMENT AGREEMENT

     THIS AGREEMENT is made as of this 19th day of September, 1996 between PLEXUS CORP., a Wisconsin corporation (the "Company"), and GERALD PITNER (the "Employee").

     WHEREAS, the Employee is a key executive officer of the Company and the Company wishes to continue to receive the benefit of the Employee's knowledge and experience and is willing to offer the Employee certain deferred compensation arrangements as set forth herein as an inducement for continued service.

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                  SECTION 1
                                 DEFINITIONS

     1.1 "Account" means the bookkeeping reserve account for the Employee which shall be established by the Company solely as a device for determining the amounts which may become payable to or on behalf of the Employee hereunder.
The Company shall keep a record in the Account of the current fair values of all contributions and any Policy or other property or funds held therein from time to time. Such Account shall not constitute or be treated as a trust fund of any kind, it being expressly provided that the amounts credited to such Account shall at all time be and remain the sole property of the Company. The Employee shall have no proprietary rights of any nature whatsoever with respect thereto but shall simply be an unsecured creditor of the Company, unless and until such time as a payment under this Agreement is made to or on behalf of the Employee.

     1.2  "Annual Contribution" means the sum of $58,917.62.

     1.3 "Beneficiary" means any one or more primary or secondary beneficiaries designated in writing by the Employee on a form provided by the Company to receive any benefits which may become payable under this Agreement on or after the Employee's death. The Employee shall have the right to name, change or revoke his designation of Beneficiary on a form provided by the Company. The designation on file with the Company at the time of the Employee's death shall
be controlling.   Should the Employee


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fail to make a valid Beneficiary designation or leave no named Beneficiary surviving, any benefits due shall be paid to the Employee's spouse, if living; or if not living, then to the Employee's estate.

     1.4  "Board" means the Board of Directors of the Company.

     1.5 "Cause" in connection with any termination of the Employee's employment by the Company means (i) the willful and continued failure of the Employee to substantially perform the duties of his position with the Company (other than as a result of physical or mental illness or injury), after the Board has given written notice to the Employee demanding substantial performance, which notice specifically identifies the manner in which the Board believes the Employee has not substantially performed such duties, (ii) commission or conviction of any felony, misdemeanor or other offense, the circumstance of which substantially relate to the circumstances of the Employee's job, or (iii) the willful engaging by the Employee in illegal or gross misconduct resulting in a demonstrably material injury to the Company.
No act or failure to act on the Employee's part shall be considered to be "willful" unless it is done, or permitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company.

     1.6 "Change of Control" with respect to the Company means the occurrence of any one of the following events, as a result of one transaction or a series of transaction:

          (a) any "person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates as of the date of this Agreement, and any qualified or non-qualified plan maintained by the Company or its affiliates), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act) of securities of the Company representing more than 25% of the combined voting power of the Company's then outstanding voting securities;

          (b) individuals who constitute a majority of the Board immediately prior to a contested election for positions in the Board cease to constitute a majority as a result of such contested election;


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          (c)  the Company is combined with or acquired by (by merger, share exchange, consolidation, tender offer or otherwise) another corporation or business entity and a result thereof, less than 67% of the outstanding securities of or voting power in the surviving or resulting corporation or other business entity is owned in the aggregate by the former shareholders of the Company;

          (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets not in the ordinary course of business to another person or entity;

          (e) the Board determines in its sole and absolute discretion either that there has been a change in control of the Company or that such change in control is imminent; or

          (f) the outstanding voting securities of the Company are no longer listed on either the NASDAQ National Market System, the New York Stock Exchange or the American Stock Exchange or the Company is no longer registered under Section 12 of the Securities Exchange Act of 1934, as amended.

     1.7 "Disability" means the absence of the Employee from the Employee's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness or accident which is determined to be of continued and indefinite duration and to render the Employee unable to continue in the regular duties of his job. When used in the context of the Employee's duties under a consulting agreement entered into after employment has ceased, the term means such incapacity due to mental illness or accident which is determined to be of continued and indefinite duration and to render the former Employee unable to perform his duties under the consulting agreement. If necessary, such determination shall be made by a physician selected by the Employee or his legal representatives and acceptable to the Company, with the Company's agreement as to acceptability not to be withheld unreasonably.

     1.8 "Good Reason" in connection with any termination of the Employee's employment with the Company means any termination because of Disability, any termination at or after attainment of age 55 and completion of 10 years of service with the Company, or



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any termination at any time on or after the occurrence of a Change of Control.
The term also means in connection with any termination by the Employee of his employment with the Company (i) the Employee's duties and responsibilities are materially and adversely diminished in comparison to the duties and responsibilities enjoyed by him on the date this Agreement is signed, (ii) any reduction of the Employee's base salary below the level in effect on the date this Agreement is signed, without the consent of the Employee, (iii) any request by the Company that the Employee's services be rendered primarily at a location or locations outside Winnebago County, Wisconsin, or (iv) any material breach of this Agreement shall occur that either is not taken by the Company in good faith or is not remedied by the Company promptly after receipt of written notice thereof from the Employee. The Employee may terminate his employment with the Company for Good Reason by giving the Company written notice of termination setting forth the specific conduct of the Company that constitutes Good Reason. Any termination of employment covered by this paragraph shall be referred to as a "Good Reason Termination."

     1.9 "Hypothetical Cash Values" means the term as it is defined in paragraph 3.1 hereof.

     1.10 "Policy" means any policy or policies of life insurance which the Company may purchase on the life of the Employee or a substitute insured and hold in the Account. As of the date of this Agreement, the Employee acknowledges that investment of the Annual Contribution in a Policy on his life may be less effective than in a Policy on the life of a substitute insured in whom the Company has an insurable interest under applicable law and acknowledges that the Company intends to so invest the Annual Contribution in a Policy on the life of a substitute insured. While any such Policy may be used as a device for measuring the amounts which may become payable to or on behalf of the Employee under this Agreement, the Company (or the trustee of any grantor Trust established by the Company) shall be the applicant, owner and sole beneficiary of the Policy, with all rights and all incidents of ownership. The Employee shall have no proprietary rights of any nature whatsoever with respect to the Policy.

     1.11 "Trust" means such grantor trust (a "rabbi trust") as the Company shall establish to serve as a vehicle to hold any Policy or contributions held in the Account as the Company may choose to make in connection with this Agreement, but the Trust shall be designed so that all assets therein are subject to the



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claims of the Company or any of its affiliates which have used such rabbi trust in the event of insolvency, consistent with the provision of Revenue Procedure 92-64 issued by the Internal Revenue Service. Notwithstanding the existence of such a rabbi trust, this Agreement shall remain an unfunded agreement, with the Employee's rights to benefits hereunder being those of an unsecured creditor.

                                  SECTION 2
                           CONTRIBUTIONS TO ACCOUNT

     2.1 Contributions. The Company will credit annually to the Employee's Account an amount equal to the Annual Contribution, starting on the date hereof and continuing on the anniversary thereof thereafter for the next ten years, provided that the Employee is continuing in employ of the Company on each such anniversary date or has entered into a consulting agreement with the Company in the form attached hereto as Exhibit A and made a part hereof and continues in the absence of Disability to comply with the terms thereof.

     2.2 Credits to Account. Any amounts credited to the Employee's Account shall be invested in a Policy which shall be held in the Trust.

     2.3 Special Contribution in the Event of a Change of Control. Upon the occurrence of a Change of Control, the Company shall, as soon as possible, but in no event later than thirty (30) days following the Change of Control, make a contribution to the Trust and credit the Account in a lump sum amount equal to the present value of all Annual Contributions that would have been made under the provisions of paragraph 2.1 above, discounted at 5%, and the Company shall have no further contribution obligations thereafter.

                                  SECTION 3
                 PAYMENT OF SUPPLEMENTAL RETIREMENT BENEFITS

     3.1 Retirement or Termination Other Than For Cause At or After 65. Upon the Employee's retirement or termination other than for Cause at or after attainment of age 65, the Company shall pay the Employee fifteen (15) annual installments, with the



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first installment to be made within sixty (60) days of the date of such retirement or termination, in an annual amount equal to the sum of the following:

          (a) an amount equal to one-fifteenth (1/15) of the cash values in each Policy as of the date the Employee retires or terminates, plus

          (b) an amount equal to the increase, if any, in the cash values in each Policy, over those in the immediately prior Policy year.

For purposes of calculation of the amount of such annual payments, should the substitute insured referred to in paragraph 1.10 above die during the Employee's lifetime and before all fifteen annual payments have been made or before all Annual Contributions required under paragraph 2.1 been completed, the Company shall obtain information from the insurer which has issued any Policy on the life of the substitute insured and held in the Employee's Account as to what the cash values in such Policy would have been (the "Hypothetical Cash Values") had the substitute insured continued to live during the Employee's lifetime and had all required Annual Contributions been invested in such Policy. However, no Annual Contribution shall be deemed to be made for this purpose unless it is in fact a required Annual Contribution under the terms of paragraph 2.1. Under the circumstances described, the Hypothetical Cash Values shall be used for purposes of calculating the amount of annual payments required under this paragraph 3.1.

     3.2 Death Before Employee has Begun Receiving Payments. Should the Employee die while in the employ of the Company before he has begun to receive the payments provided in under paragraph 3.1 above, the Company shall make a lump sum payment to the Employee's Beneficiary in an amount equal to the greater of (i) the actual cash values under each Policy held in his Account, or
(ii) the Hypothetical Cash Values of each such Policy if the substitute insured has predeceased the Employee.

     3.3 Death After the Employee has Begun Receiving Payments. Should the Employee die after he has begun to receive the payments provided in under paragraph 3.1 above, but before all fifteen annual payments have been made, the Company shall continue to make such payments to his Beneficiary until an aggregate total of fifteen annual payments have been made.



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     3.4  Termination of Employment by the Company Other Than for Cause or Good
Reason Termination. Should the Company terminate the Employee's employment, other than for Cause or death, or if a Good Reason Termination occurs, and provided that the Employee continues in the absence of Disability to comply with the terms of the consulting agreement attached hereto as Exhibit A and made a part hereof, the Company shall continue to credit the Employee's
Account annually with an amount equal to the Annual Contribution for the number of years specified in paragraph 2.1 above, just as if the Employee had remained employed pursuant to this Agreement until the end of such period, or until the Employee's death, if earlier. Thereafter, if the Employee survives to age 65, the payments called for by paragraph 3.1 shall be made, just as if the Employee had continued in the employ of the Company and had retired upon reaching age
65. Paragraph 3.3 shall apply should the Employee die after he has begun to receive such payments, but before all of the same have been made. If the Employee does not survive to age 65 but dies before he has begun to receive the payments provided for in paragraph 3.1, paragraph 3.2 shall apply. If the Employee fails in the absence of Disability to comply with the terms of the consulting agreement attached as Exhibit A, the provisions of Paragraph 3.5 below shall apply, as if the Employee had voluntarily terminated other than for Good Reason prior to the commencement of payments under this Agreement.

     3.5 Termination of Employment for Cause by the Company or By the Employee Other Than for Good Reason. Notwithstanding any other provision of this Agreement, should the Company terminate the Employee's employment for Cause at any time prior to the occurrence of a Change of Control and prior to the commencement of payments under this Agreement, the Company shall have no obligation to make any payments whatsoever under this Agreement to or on behalf of the Employee. Should the Employee voluntarily terminate other than for Good Reason prior to the commencement of payments under this Agreement, the Employee shall become entitled to receive fifteen (15) annual installment payments from the Company, with the first installment to be made within sixty (60) days of the date such termination, in annual amounts calculated in the same manner as provided in paragraph 3.1 above. Paragraph 3.3 shall apply should the Employee die after he has begun to receive any installments payments, but before all of the same have been made.

     3.6 Payment of Account Under Certain Circumstances. If at any time on or after the occurrence of a Change of Control,



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either the Company's Consolidated Tangible Net Worth declines below thirty-five million dollars ($35,000,000.00) or the ratio of the Company's Consolidated Total Debt to the Company's Consolidated Tangible Net Worth becomes greater than 2.5 to 1, then the Employee (or former Employee if he is no longer in the Company's employ but is either receiving or entitled to receive payment hereunder at some future date) shall become entitled to receive an immediate payment from the Company of an amount equal to the greater of (i) the actual cash values under each Policy held in his Account, or (ii) the Hypothetical
Cash Values of each such Policy if the substitute insured has predeceased the Employee. For purposes of this paragraph, the Company's "Consolidated Tangible Net Worth" means the excess, if any, of all consolidated assets of the Company and all subsidiaries (excluding goodwill patents, trademarks, tradenames, copyrights and other assets properly classified as intangible assets) over all consolidated liabilities of the Company and all subsidiaries determined in accordance with generally accepted accounting principles; and the Company's "Consolidated Total Debt" means the total of all consolidated liabilities of the Company and all subsidiaries which would appear as liabilities on a consolidated balance sheet of the Company and all subsidiaries in accordance with generally accepted accounting principles.

     3.7 Payment of Account on Company Breach. Should the Company fail to make any payments when due hereunder to the Employee or his Beneficiary or otherwise materially breach any provision of this Agreement and such failure or breach continue for a period of ten (10) days after written notice and demand for payment or cure by the Employee (or Beneficiary, as the case may be) is received by the Company, then the Employee (or Beneficiary) shall become entitled, without prejudice to any other right or remedy the Employee (or Beneficiary) may have for breach of this Agreement, to receive an immediate payment from the Company of an amount equal to the greater of (i) the actual cash values under each Policy held in his Account, or (ii) the Hypothetical
Cash Values of each such Policy if the substitute insured has predeceased the Employee.

                                  SECTION 4
                               CLAIMS PROCEDURE

     4.1 Claim Review. If the Employee or his Beneficiary (a "Claimant") is denied all or a portion of a benefit under this Agreement, he or she may file a written claim for benefits with the Company. The Company shall review the claim and notify the



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Claimant of the Company's decision within sixty (60) days of receipt of such claim, unless the Claimant receives written notice prior to the end of the sixty (60) day period stating that special circumstances require an extension of the time for decision. The Company's decision shall be in writing, sent by mail to the Claimant's last known address, and if a denial of the claim, must contain the specific reasons for the denial, reference to pertinent provisions of this Agreement on which the denial is based, a designation of any additional material necessary to perfect the claim, and an explanation of the claim review procedure.

     4.2 Appeal Procedure to the Board. A Claimant is entitled to request a review of any denial by the full Board by written request to the Chair of the Board within 60 days of receipt of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Board shall afford the Claimant the opportunity to review all pertinent documents and submit issues and comments in writing and shall render a review decision in writing, all within sixty (60) days after receipt of a request for review (provided that, in special circumstances the Board may extend the time for decision by not more than sixty (60) days upon written notice to the Claimant.) The Board's review decision shall contain specific reasons for the decision and reference to the pertinent provisions of this Agreement.

     4.3 Attorney's Fees. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Employee may reasonably incur as a result of any contest (regardless of the outcome) by the Company, the Employee or others of the validity or enforceability of, or liability under, or otherwise involving any provision of this Agreement.



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                                  SECTION 5
                                MISCELLANEOUS

     5.1 Non-Assignability. This Agreement is personal to the Employee and, without the prior written consent of the Company, shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and shall also be enforceable by the Employee's legal representatives.

     5.2 Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

     5.3 Taxes. No later than the date as of which an amount first becomes includible in the income of the Employee for purposes of employment or income taxes, the Employee agrees to pay to the Company, or make satisfactory arrangements with the Company regarding the payment of any federal, state or other taxes of any kind required to be withheld with respect to such amount.

     5.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, without reference to principles of conflict of laws, to the extent preempted by federal law. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     5.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



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                    If to the Employee:  Gerald Pitner
                                         E902 South Tammy Trail
                                         Waupaca, WI 54981

                    If to the Company:  Plexus Corp.
                                        Attn:  Corporate Secretary
                                        55 Jewelers Park Drive
                                        Neenah, WI 54957-0156

or to such other address as either party furnishes to the other in writing in accordance with this paragraph. Notices and communications shall be effective when actually received by the addressee.

     5.6 Construction. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law. Nothing contained in this Agreement shall give the Employee the right to be retained in the employment of the Company or affect the right of the Company to dismiss the Employee.

     5.7  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

     (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this paragraph 5.7) (a "Payment") would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest



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and penalties imposed with respect thereto) and Excise Tax imposed upon the
Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) Subject to the provisions of paragraph 5.7 (c), all determinations required to be made under this paragraph 5.7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this paragraph 5.7, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph 5.7 (c) and the Employee thereafter is required to make payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

     (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be


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paid.  The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such a claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

     (i) Give the Company any information reasonably requested by the Company relating to such claim,

     (ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

     (iii) Cooperate with the Company in good faith in order to effectively contest such claim, and

     (iv) Permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 5.7 (c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax including interest or penalties with respect to any imputed income with respect to such advance; and further provided that



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any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 5.7 (c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of paragraph 5.7 (c) ) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to paragraph 5.7 (c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     5.8 Amendment; Entire Agreement. This Agreement may be amended by a written instrument signed by both parties. This Agreement contains the entire agreement between the parties on the subjects covered and replaces all prior writings, proposals, specifications or other oral or written materials relating thereto.

     IN WITNESS WHEREOF, the Employee has signed this Agreement and, pursuant to the authorization of the Board, the Company has caused this Agreement to be signed, all as of the date first set forth above.

                                    /s/ Gerald Pitner
                                    GERALD PITNER

                                    PLEXUS CORP.
                              By:  /s/ Jos. D. Kaufman, V.P. Law and Admin.



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